Exhibit 99.1

Towers Watson Reports Third Quarter Earnings

  Revenues $905 million, up 1% over prior year
  Adjusted Diluted EPS from continuing operations of $1.59, up 10% over prior year
  Diluted EPS from continuing operations of $1.39, up 19% over prior year
  Adjusted EBITDA Margin of 20.2%, as compared to 19.3% for the prior year
  EBITDA Margin of 20.1%, as compared to 18.4% for the prior year

NEW YORK--(BUSINESS WIRE)--May 6, 2014--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the third quarter of fiscal year 2014, which ended March 31, 2014.

Total revenues were $905 million for the quarter, an increase of 1% (1% increase constant currency) from $893 million for the third quarter of fiscal 2013. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 1% from the prior-year third quarter.

Adjusted EBITDA for the third quarter of fiscal 2014 was $183 million, or 20.2% of revenues, versus Adjusted EBITDA of $173 million, or 19.3% of revenues, for the prior-year third quarter. Investments in Technology and Administration Solutions, Health & Group Benefits and OneExchange impacted the third quarter EBITDA margins. In addition to the investments, we incurred approximately $6 million of restructuring costs this quarter.

Income from continuing operations (attributable to common stockholders) for the third quarter of fiscal 2014 was $99 million, an increase of 18% from $83 million for the prior-year third quarter. For the quarter, diluted earnings per share from continuing operations were $1.39, a 19% increase over prior year, and adjusted diluted earnings per share from continuing operations were $1.59, a 10% increase over prior year. The tax rate for the quarter for continuing operations was 28%.

“Overall, revenue growth for the Americas Region came in as expected, but there was a general pull back in project work in the EMEA and Asia Pacific Regions, which drove the shortfalls in forecasted revenue,” said John Haley, chief executive officer. “We had been seeing some positive momentum in the new business pipeline in EMEA, and in the UK specifically, however, organizations appear to have pulled back on the size and scope of projects. On a positive note, off-cycle retiree exchange enrollments are up, we’ve had an increase of inquiries regarding bulk lump sum work, and we continue to be very pleased about the Liazon acquisition.”

Third Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $527 million, an increase of 1% (flat constant currency) from $523 million in the prior year third quarter. Retirement had low single digit constant currency revenue decline due to fewer consulting assignments in the EMEA and Asia Pacific Regions. Health and Group Benefits (HGB) had a low single digit constant currency revenue decline. The continued focus on OneExchange growth actions impacted the group more significantly than forecasted. Technology and Administration Solutions (TAS) constant currency revenue grew by low double digits due to new client work in the UK and in the U.S. The Benefits segment had a Net Operating Income (“NOI”) margin of 33% in the third quarter of fiscal 2014. This included investments in both TAS and HGB headcount and a restructuring charge of approximately $4 million in the EMEA Retirement line of business.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $174 million, a decrease of 2% (3% decrease constant currency) from $177 million in the prior-year third quarter. Risk Consulting and Software (RCS) constant currency revenues declined at a lower level than expected due to some one-time projects. Investment had low single digit constant currency revenue decline this quarter. The revenue decline in the EMEA Region was larger than forecasted against a very strong comparable due to a significant project in the prior year period. The comparable was a 19% increase in the third quarter of Fiscal 2013. The Risk and Financial Services segment had an NOI margin of 30% in the third quarter of fiscal 2014.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $128 million, an increase of 2% (3% increase constant currency) from $125 million in the prior-year third quarter. Executive Compensation had mid-single digit constant currency revenue growth. Rewards, Talent and Communication had a low single digit constant currency revenue decline, driven by a double digit decline in EMEA. Data, Surveys and Technology had low double digit constant currency revenue growth. The Talent and Rewards segment had an NOI margin of 9% in the third quarter of fiscal 2014. The second half of the year typically has lower margins due to the seasonality of the business.

Exchange Solutions

For the quarter, the Exchange Solutions segment had revenues of $48 million, an increase of 55% (55% increase constant currency) from $31 million in the prior-year third quarter. OneExchange Retiree increased in the high 40% range. Liazon contributed approximately $2.5 million in revenues this quarter. The Exchange Solutions segment had an NOI margin of 30% in the third quarter of fiscal 2014. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal 2014

For fiscal 2014, the company expects to report revenues in the range of $3.45 billion and adjusted diluted earnings per share in the range of $5.65 to $5.70. This guidance assumes an average exchange rate of 1.62 U.S. dollars to the British Pound and 1.36 U.S. dollars to the Euro for fiscal 2014.

For the fourth quarter of fiscal 2014, the company expects to report revenues in the range of $840 million to $855 million, reflecting a constant currency growth rate similar to what we experienced in the third quarter of fiscal 2014. The company expects adjusted diluted earnings per share in the range of $1.23 to $1.28.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the third quarter of fiscal 2014. It will be held on Tuesday, May 6, 2014, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 22806507.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Towers Watson has more than 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that the Company’s management uses to evaluate the business and for financial planning, we present (1) Adjusted EBITDA, (2) Adjusted income from continuing operations (attributable to common stockholders), and (3) Adjusted Diluted Earnings Per Share from continuing operations (which are all non-U.S. GAAP measures), to eliminate the effect of acquisition-related expenses from the financial results of our operations. We use Adjusted income from continuing operations (attributable to common stockholders), the numerator, for the purpose of calculating Adjusted Diluted Earnings Per Share from continuing operations. The Company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations are relevant and useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the Merger in January 2010, we have incurred significant acquisition-related expenses related to our merger and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets and merger-related stock-based compensation costs from the issuance of merger-related restricted shares. Included in our acquisition-related transaction and integration costs are integration consultant fees and legal, accounting, marketing and information technology integration expenses. We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure our performance-based compensation plans. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses.

The Company’s non-U.S. GAAP measures and their accompanying definitions are presented as follows:

  Adjusted EBITDA – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, stock-based compensation, and other non-operating income excluding income from variable interest entity.
  Adjusted income from continuing operations (attributable to common stockholders) – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, and adjusted for certain tax effected merger and acquisition related items of transaction and integration expenses, non-cash stock-based compensation, and amortization of intangible assets.
  Adjusted Diluted Earnings Per Share from continuing operations – diluted earnings per share from continuing operations adjusted for discontinued operations, net of tax, and adjusted for certain tax effected merger and acquisition related items of transaction and integration expenses, non-cash stock-based compensation, and amortization of intangible assets.

These non-U.S. GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Reconciliation of Adjusted EBITDA to net income (attributable to common stockholders), Adjusted income from continuing operations to net income (attributable to common stockholders) and Adjusted Diluted Earnings Per Share from continuing operations to diluted earnings per share from continuing operations are included in the accompanying tables to today’s press release.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisitions of Extend Health and Liazon are not profitable or are not otherwise successfully integrated; our ability to protect client data and our information systems; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Exchange Solutions or OneExchange businesses fail to maintain good relationships with insurance carriers, become dependent upon a limited number of insurance carriers or fail to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(In Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended March 31,		% Change	Currency	Acquisitions	% Change
	2014	2013	GAAP	Impact	Divestitures	Organic

Benefits	$527,414	$523,489	1%	1%	0%	0%
Risk & Financial Services*	174,382	177,396	(2)%	1%	0%	(3)%
Talent & Rewards	127,572	124,914	2%	(1)%	0%	3%
Exchange Solutions	47,551	30,621	55%	0%	8%	47%
Reportable Segments	$876,919	$856,420

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

	Revenue for the Nine
	Months Ended March 31,		% Change	Currency	Acquisitions	% Change
	2014	2013	GAAP	Impact	Divestitures	Organic

Benefits	$1,471,780	$1,500,035	(2)%	0%	0%	(2)%
Risk & Financial Services*	477,343	499,301	(4)%	0%	0%	(4)%
Talent & Rewards	451,464	441,334	2%	(1)%	0%	3%
Exchange Solutions	118,677	60,259	97%	0%	6%	91%
Reportable Segments	$2,519,264	$2,500,929

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended March 31,			Nine Months Ended March 31,
		2014	2013		2014	2013

Reportable Segments		$876,919	$856,420		$2,519,264	$2,500,929
Reimbursable Expenses and Other		27,914	36,557		83,663	96,304
Consolidated Revenues		$904,833	$892,977		$2,602,927	$2,597,233

Segment Net Operating Income

		Three Months Ended March 31,			Nine Months Ended March 31,
		2014	2013		2014	2013

Benefits		$175,129	$184,304		$461,016	$505,975
Risk & Financial Services*		53,047	46,426		109,976	110,950
Talent & Rewards		11,558	13,179		108,718	99,048
Exchange Solutions		14,353	14,648		13,586	(1,245)
Reportable Segments		$254,087	$258,557		$693,296	$714,728

*Risk and Financial Services excludes Brokerage line of business which has been reported as discontinued operations

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended March 31,			Nine Months Ended March 31,
		2014	2013		2014	2013

Reportable Segments		$254,087	$258,557		$693,296	$714,728
Differences in Allocation Methods		(6,885)	(5,010)		9,970	984
Amortization of Intangible Assets		(19,380)	(18,955)		(56,963)	(57,777)
Transaction and Integration Expenses		(241)	(12,328)		(1,049)	(30,753)
Stock-Based Compensation		(2,362)	1,305		(7,707)	(16,523)
Discretionary Compensation		(75,712)	(95,459)		(225,919)	(266,241)
Payroll Tax on Discretionary Compensation		(5,335)	(5,663)		(13,978)	(15,347)
Other, net		(5,749)	(1,190)		(28,380)	(14,121)
Income from Operations		$138,423	$121,257		$369,270	$314,950

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,		March 31,		March 31,		March 31,
	2014		2013		2014		2013

Net Income (attributable to common stockholders)	$102,506		$94,916		$276,908		$235,933
Less: Income from Discontinued Operations, net of tax	3,939		11,700		5,980		20,858
Income from Continuing Operations (attributable to common stockholders)	98,567		83,216		270,928		215,075
Adjusted for certain acquisition related items:
Amortization of intangible assets	13,993		13,311		42,834		39,093
Transaction and integration expenses including severance	174		8,657		724		20,885
Stock-based compensation	-		(2,975)		-		4,921
Adjusted Income from continuing operations	$112,734		$102,209		$314,486		$279,974

Weighted average shares of common stock, diluted (000)	70,884		71,076		71,047		71,639

Diluted EPS from continuing operations	$1.39		$1.17		$3.81		$3.00
Adjusted for certain acquisition related items:
Amortization of intangible assets	0.20		0.19		0.60		0.55
Transaction and integration expenses including severance	-		0.12		0.01		0.29
Stock-based compensation	-		(0.04)		-		0.07
Adjusted Diluted EPS from continuing operations	$1.59		$1.44		$4.42		$3.91

	Three Months Ended				Nine Months Ended
	March 31,		March 31,		March 31,		March 31,
	2014		2013		2014		2013

Net Income (attributable to common stockholders)	$102,506		$94,916		$276,908		$235,933
Less: Income from Discontinued Operations, net of tax	3,939		11,700		5,980		20,858
Income from Continuing Operations (attributable to common stockholders)	98,567		83,216		270,928		215,075
Provision for Income Taxes	39,231		35,254		96,322		99,649
Interest, net	1,332		2,870		4,706		7,925
Depreciation and Amortization	44,250		43,166		130,931		130,970
Other Non-Operating Income (a)	(1,104)		(12)		(3,446)		(5,004)
Transaction and Integration Expenses	241		12,328		1,049		30,753
Stock-Based Compensation	-		(4,236)		-		7,684

Adjusted EBITDA and Adjusted EBITDA Margin	$182,517	20.2%	$172,586	19.3%	$500,490	19.2%	$487,052	18.8%

(a) Other non-operating income includes income from affiliates and other non-operating income excluding income from variable interest entity

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

Revenue	$904,833	$892,977	$2,602,927	$2,597,233

Costs of providing services:
Salaries and employee benefits	547,385	542,271	1,574,535	1,590,530
Professional and subcontracted services	57,729	62,908	188,203	189,751
Occupancy	33,961	34,666	102,288	107,116
General and administrative expenses	82,844	76,381	236,651	233,163
Depreciation and amortization	44,250	43,166	130,931	130,970
Transaction and integration expenses	241	12,328	1,049	30,753
	766,410	771,720	2,233,657	2,282,283

Income from operations	138,423	121,257	369,270	314,950

Loss from affiliates	-	-	-	(56)
Interest income	758	613	1,847	2,118
Interest expense	(2,090)	(3,483)	(6,553)	(10,043)
Other non-operating income	4,053	12	9,743	5,060

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	141,144	118,399	374,307	312,029

Provision for income taxes	39,231	35,254	96,322	99,649

INCOME FROM CONTINUING OPERATIONS	101,913	83,145	277,985	212,380

Income from discontinued operations, net of tax of $175, $6,621, $41,012, and $11,158, respectively	3,939	11,700	5,980	20,858

NET INCOME BEFORE NON-CONTROLLING INTERESTS	105,852	94,845	283,965	233,238

Less: Income (loss) attributable to non-controlling interests	3,346	(71)	7,057	(2,695)

NET INCOME (attributable to common stockholders)	$102,506	$94,916	$276,908	$235,933

Basic earnings per share (attributable to common stockholders):
Income from continuing operations	$1.40	$1.18	$3.83	$3.03
Income from discontinued operations	0.06	0.17	0.09	0.29
Net income	$1.46	$1.35	$3.92	$3.32

Diluted earnings per share (attributable to common stockholders):
Income from continuing operations	$1.39	$1.17	$3.81	$3.00
Income from discontinued operations	0.06	0.17	0.09	0.29
Net income	$1.45	$1.34	$3.90	$3.29

Weighted average shares of common stock, basic (000)	70,447	70,530	70,685	71,094
Weighted average shares of common stock, diluted (000)	70,884	71,076	71,047	71,639

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(In Thousands of U.S. Dollars, Except Share Data)
(Unaudited)

	March 31,	June 30,
	2014	2013

Assets
Cash and cash equivalents	$636,960	$532,805
Fiduciary assets	10,651	148,414
Short-term investments	28,455	56,645
Receivables from clients:

Billed, net of allowances of $10,528 and $12,768	492,353	519,580
Unbilled, at estimated net realizable value	322,714	306,258
	815,067	825,838

Other current assets	131,700	148,519
Total current assets	1,622,833	1,712,221

Fixed assets, net	362,317	346,915
Deferred income taxes	77,537	86,313
Goodwill	2,284,097	2,218,935
Intangible assets, net	671,178	687,758
Other assets	324,707	279,935
Total Assets	$5,342,669	$5,332,077

Liabilities
Accounts payable, accrued liabilities and deferred income	$349,602	$351,648
Employee-related liabilities	448,548	560,831
Fiduciary liabilities	10,651	148,414
Term loan - current	25,000	25,000
Other current liabilities	65,891	26,980
Total current liabilities	899,692	1,112,873

Revolving credit facility	-	-
Term loan	206,250	225,000
Accrued retirement benefits and other employee-related liabilities	667,985	771,429
Professional liability claims reserve	261,126	251,191
Other noncurrent liabilities	270,528	226,750

Total Liabilities	2,305,581	2,587,243

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized; 74,552,661 and 69,178,097 issued, and 70,371,311 and 65,341,759 outstanding	746	692
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized; 0 and 5,374,070 issued and outstanding	-	54
Additional paid-in capital	1,854,733	1,850,448
Treasury stock, at cost - 4,181,350 and 3,836,338 shares	(280,416)	(221,643)
Retained earnings	1,650,410	1,394,407
Accumulated other comprehensive loss	(202,553)	(299,464)
Total Stockholders' Equity	3,022,920	2,724,494
Non-controlling interest	14,168	20,340
Total Equity	3,037,088	2,744,834

Total Liabilities and Total Equity	$5,342,669	$5,332,077

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(In Thousands of U.S. Dollars)
(Unaudited)

	Nine Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net income before non-controlling interests	$283,965	$233,238
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful receivables from clients	4,241	8,204
Depreciation	73,967	73,762
Amortization of intangible assets	57,402	59,287
Gain on sale of discontinued operations, pretax	(23,631)	-
Provision for deferred income taxes	64,052	39,120
Stock-based compensation	16,045	24,203
Other, net	(3,743)	(2,333)
Changes in operating assets and liabilities
Receivables from clients	16,846	112
Fiduciary assets	113,017	(6,796)
Other current assets	1,016	(10,053)
Other noncurrent assets	(6,432)	1,260
Accounts payable, accrued liabilities and deferred income	(34,948)	(8,706)
Employee-related liabilities	(128,510)	(40,326)
Fiduciary liabilities	(113,017)	6,796
Accrued retirement benefits and other employee-related liabilities	(113,690)	(118,029)
Professional liability claims reserves	9,418	(4,997)
Other current liabilities	(607)	(223)
Other noncurrent liabilities	(14,141)	1,508
Income tax related accounts	21,501	30,484
Cash flows from operating activities	$222,751	$286,511

Cash flows used in investing activities:
Cash paid for business acquisitions	(210,814)	(5,678)
Cash transferred with discontinued operations	(25,066)	-
Proceeds from discontinued operations	256,953	4,285
Cash acquired from business acquisitions	3,949	636
Fixed assets and software for internal use	(50,825)	(66,626)
Purchases of investments of consolidated variable interest entity	(109,510)	-
Capitalized software costs	(36,596)	(41,768)
Purchases of held-to-maturity securities	(14,994)	-
Purchases of available-for-sale securities	(44,891)	(18,188)
Sales and redemptions of available-for-sale securities	74,246	36,258
Cash flows used in investing activities	$(157,548)	$(91,081)

Cash flows from/(used in) financing activities:
Borrowings under credit facility	220,600	391,600
Repayments under credit facility	(220,600)	(464,600)
Repayments of notes payable	(18,750)	-
Cash received from consolidated variable interest entity	109,510	-
Contingent retention liabilities	21,746	-
Cash paid on retention liabilities	(1,939)	-
Dividends paid	(11,165)	(48,147)
Repurchases of common stock	(74,506)	(41,596)
Payroll tax payments on vested shares	(7,457)	(24,879)
Excess tax benefit	9,800	-
Cash flows from/(used in) financing activities	$27,239	$(187,622)

Effect of exchange rates on cash	$11,713	$(13,296)

Increase/(decrease) in cash and cash equivalents	104,155	(5,488)

Cash and cash equivalents at beginning of period	532,805	478,179

Cash and cash equivalents at end of period	$636,960	$472,691

CONTACT:
Towers Watson
Investor Contact
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com